JULY 12, 2000 AMENDMENT TO
                           PARTICIPATION AGREEMENT
                                   BETWEEN
                          INVESCO FUNDS GROUP, INC.
                                     and
                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

     This amendment to the April 3, 2000 Participation Agreement between INVESCO Funds Group, Inc. and Connecticut General Life Insurance Company is made for the following purposes:

     1. Item XI: Addressee and address for notices sent to the Company shall be changed to:

                        Michelle Kunzman, H14A
                        Assistant Vice President
                        Connecticut General Life Insurance Company
                        280 Trumbull Street
                        P.O. Box 2975
                        Hartford, CT  06104
                        860-534-4134


     2.   Schedule A shall be modified to include:

          Connecticut General Life Insurance Separate Account GR
            Contract Funded: LN601, LN604, LN613, and GLN650

     3. Schedule A shall be modified to add policy form GLN650 as an additional contract funded by Separate Account FE.


      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on behalf by its duly authorized representative as of this date, July 12, 2000.

                                    INVESCO FUNDS GROUP


                                    By: /s/ Ronald L. Grooms
                                        --------------------
                                    Name:
                                    Title:


                                    CONNECTICUT GENERAL LIFE
                                      INSURANCE COMPANY

                                    By: /s/ Michelle L. Kunzman
                                        -----------------------
                                    Name:   Michelle L. Kunzman
                                    Title:  Assistant Vice President


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                            PARTICIPATION AGREEMENT
                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Connecticut General Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT  NAME OF SEPARATE ACCOUNT
------------------------------------  ------------------------
Policy Form Numbers; LN601, LN604     Connecticut General Life Insurance Company
LN613, GLN650                         Separate Account FE

Policy Form Numbers: LN601, LN604     Connecticut General Life Insurance Company
LN613, GLN650                         Separate Account GR